Exhibit 1.1
                      [FRONT OF STOCK CERTIFICATE]

SHARES OF ____% SENIOR                            SHARES OF ____% SENIOR
PREFERRED                                 PREFERRED STOCK PAR VALUE $.01
STOCK PAR VALUE $.01

FORMED UNDER THE                                        SHARES
LAWS OF THE STATE
OF MARYLAND
                           WALDEN RESIDENTIAL
                            PROPERTIES, INC.         THIS CERTIFICATE IS
                                                  TRANSFERABLE IN BOSTON
                                                MASS. AND NEW YORK, N.Y.

                                                       CUSIP 931210 40 5
                                     SEE REVERSE FOR CERTAIN DEFINITIONS
     THIS CERTIFIES THAT



     is the owner of

 FULLY PAID AND NON-ASSESSABLE SHARES OF _____% SENIOR PREFERRED STOCK
OF


Walden Residential Properties, Inc. (the "Company"), transferable only on the books of the Company by the holder hereof in person, or by duly authorized attorney, upon the surrender of this Certificate is properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized representatives.

Dated:
                  WALDEN RESIDENTIAL PROPERTIES, INC.
                               CORPORATE
                                  SEAL
                                MARYLAND

SECRETARY                      PRESIDENT            Counter signed and
Registered:
                                                  THE FIRST NATIONAL
                                                  BANK OF
                                                  BOSTON, Transfer Agent
and
                                                  Registrar

                                                  By:
                                                    Authorized Signature

                 THERE ARE RESTRICTIONS ON THE TRANSFER
              OF THE SHARES EVIDENCED BY THIS CERTIFICATE
             AS MORE FULLY SET FORTH ON THE REVERSE HEREOF.


                      [BACK OF STOCK CERTIFICATE]

                  WALDEN RESIDENTIAL PROPERTIES, INC.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS AND TERMS, AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OR THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE. TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OR CLASSES, SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL STATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO PERSON MAY (1) BENEFICIALLY OWN SHARES OF STOCK IN EXCESS OF 9.0% (OR SUCH OTHER PERCENTAGE AS MAY BE PROVIDED IN THE CHARTER OF THE CORPORATION) OF THE AGGREGATE VALUE OF ALL OUTSTANDING STOCK (UNLESS SUCH PERSON IS THE EXISTING HOLDER), OR (2) BENEFICIALLY OWN STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN SHARES OF STOCK
IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF THE RESTRICTIONS ON OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY CONVERTED INTO SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE CORPORATION. THE CORPORATION HAS THE OPTION TO REDEEM SHARES OF EXCESS STOCK UNDER CERTAIN CIRCUMSTANCES. ALL TERMS IN THIS LEGEND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP OR TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS.

     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
     TEN COM-as tenants in common   UNIF TRAN MIN ACT-___ Custodian-___
     TEN ENT-as tenants by the entireties           (Cust)        (Minor)
     JT TEN- as tenants in common     under Uniform Transfers to Minors
                                             Act ___________________
                                                        (State)

Additional abbreviations may also be used though not in the above list.

   For Value Received, _____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE





(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE)




                                                                  shares
of _____% Senior Preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

                                                                Attorney
to transfer the said shares on the books of the within-named Company with full power of substitution in the premises.

Dated, ________________________


                    NOTICE:THE SIGNATURE TO THIS ASSIGNMENT MUST
                    CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                    ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed by:

__________________________